THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

NOVINT TECHNOLOGIES, INC.

FORM OF
UNSECURED CONVERTIBLE NOTE
DUE ____________, 2011
$_____________Issue Date: ________, 2008

For value received, Novint Technologies, Inc., a Delaware corporation (the "Maker") with the address 4601 Paradise Blvd NW, Albuquerque, New Mexico, 87114, Albuquerque, New Mexico hereby promises to pay to the order of ____________________ (together with its successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount of __________________ ($____________) or such lesser amount as it actually advanced by Holder to the Maker, together with interest thereon.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as “Exhibit A”. The outstanding principal balance of this Note and all accrued but unpaid interest shall be due and payable on __________, 2011 (date that is third anniversary of Issue Date) (the "Maturity Date") or at such earlier time as provided herein. Principal and interest hereunder may be converted into shares of the Maker’s common stock (the “Common Stock”) on the terms and conditions set forth herein.

ARTICLE I

Section 1.1 Interest. The principal amount of this Note shall accrue interest commencing ____________, 2009 (date that is the first anniversary of the Issue Date) at the rate of seven percent (7.0%) per annum on the unpaid principal amount of this Note, which interest shall be calculated to accrue monthly. For clarity, no interest shall accrue prior to ______________, 2009 (date that is the first anniversary of the Issue Date).

Section 1.2 Payment of Principal and Interest. Principal and Interest shall be payable in full on the Maturity Date. Notwithstanding Maker may prepay principal or interest from time to time without premium or penalty. All payments received shall be applied first to outstanding interest and then to the principal amount of this Note.

Section 1.3 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be due on the next succeeding business day.

Section 1.4 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Maker shall fail to make the principal and interest payments when due and such default is not fully cured within ten (10) business days after the occurrence thereof; or

(b) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock of Maker to be listed on at least one of the OTC Bulletin Board, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or The New York Stock Exchange, Inc. for a period of five (5) consecutive trading days; or

(c) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock of the Maker; or

(d) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally which is not dismissed within 30 days, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) which is not dismissed within 60 days, (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(e) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, declare the entire unpaid principal balance of this Note due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 2.1 (d) or (e), the outstanding principal balance hereunder shall be automatically due and payable; or demand that the principal amount of this Note then outstanding shall be converted into shares of Common Stock at a Conversion Price per share calculated pursuant to Sections 3.1 hereof; or exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note or applicable law.

ARTICLE III

CONVERSION

Section 3.1 Conversion Option. At any time during the term of this Note, the principal amount of this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing (x) that portion of the outstanding principal balance under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2(a) hereof) then in effect on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Maker (the “Voluntary Conversion Date”). The Holder shall deliver this Note to the Maker at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date. Upon conversion, Holder will also receive warrants to purchase Common Stock at an exercise price of $1.50 per share (“Additional Warrants”). The number of shares of Common Stock underlying the Additional Warrants shall equal one-half (½) the principal amount converted, rounded down to the nearest whole number. The Additional Warrants shall be exercisable for a term of five (5) years at an exercise price of $1.50. Accrued interest may, at the option of the Maker, be paid in cash or common stock and warrants in accordance with the conversion terms in this Section 3.1. At the option of the Company, the interest accrued, if any, under this Note shall be convertible at the time of conversion of the principal into Common Stock at the conversion price of $1.00 per share, or may be paid in cash to the Holder.

Section 3.2 Conversion Price.

(a) The term "Conversion Price" shall mean $1.00 per share of Common Stock.

(b) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the did and ask prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Conversion Date.

(d) Reservation of Common Stock. The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

(e) -Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Subscription Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Common Stock, or (y) with respect to any pro rata subscription offer to holders of Common Stock.

Section 4.2 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New Mexico without regard to principles of conflicts of law.

Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.

Section 4.5 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.6 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 4.7 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

Section 4.8 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 4.9 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

NOVINT TECHNOLOGIES, INC.

By: ______________________________
Name:
Title:

EXHIBIT A

WIRE INSTRUCTIONS

Payee: ________________________________________________________

Bank: ________________________________________________________

Address: _____________________________________________________

______________________________________________________

Bank No.: _____________________________________________________

Account No.: __________________________________________________

Account Name: _________________________________________________

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note into shares of Common Stock of NOVINT TECHNOLOGIES, INC. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion _________________________________________________________

Conversion Price __________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the
Holder on the Date of Conversion: _________________________

Signature___________________________________________________________________

[Name]

Address:__________________________________________________________________

_______________________________________________________________________